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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports dated May 19, 2000 on Sky Global Networks, Inc.'s combined financial statements (and to all references to our Firm) included in or made a part of this registration statement.

                                       Arthur Andersen LLP

New York, New York
June 13, 2000